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                               FIRST AMENDMENT TO
                          SECOND AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

    THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "AMENDMENT") is entered into as of the 31st day of December, 2001 by and between FRANCIS D. JOHN, residing at 6731 Paxon Road, Solebury, Pennsylvania 18963 (the "EXECUTIVE"), and KEY ENERGY SERVICES, INC., a Maryland corporation with its principal executive offices at 400 South River Road, New Hope, Pennsylvania 18938 (the "COMPANY").

                                    RECITALS

    A. The Company and the Executive previously entered into the Second Amended and Restated Employment Agreement dated as of October 16, 2001, as now in effect (the "EMPLOYMENT AGREEMENT"), pursuant to which the Executive serves as Chairman of the Board, President and Chief Executive Officer of the Company.

    B. The Company and the Executive wish to amend the Employment Agreement as set forth herein in order to make certain provisions thereof consistent with similar agreements between the Company and its other executives.

                                   AGREEMENT

    NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the Company and the Executive hereby agree as follows:

1. AMENDMENTS TO EMPLOYMENT AGREEMENT. Effective as of October 16, 2001 (and therefore, under the terms of the Employment Agreement, effective with respect to the Executive's employment by the Company as of July 1, 2001), the Employment Agreement is hereby amended as follows:

    (a) Section 5(a)(ii) of the Employment Agreement is hereby amended to read in its entirety as follows:

        "(ii) The term 'CHANGE IN CONTROL' shall have the meaning ascribed to such term in Schedule B hereto."

    (b) Section 5(f)(i) of the Employment Agreement is hereby amended to read in its entirety as follows:

        "(i) In the event the Executive's employment hereunder is terminated pursuant to Section 5(b)(ii), (iii), (iv), (v), (vi), (vii) or
    (viii) hereof, then, effective upon the date such termination is effective, any restricted stock or unexpired options held by the Executive (or his assignee) entitling the Executive (or his assignee) to purchase securities of the Company shall, notwithstanding any contrary provision in the agreement or plan

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    pursuant to which such restricted stock or options were granted, become fully vested and all such options shall become exercisable as of such date and shall remain exercisable until the final stated expiration date of the option or restricted stock."

    (c) Section 5(f)(iii) of the Employment Agreement is hereby amended to read in its entirety as follows:

        "(iii) In the event of a Change in Control while the Executive is employed, and whether or not the Executive's employment hereunder is subsequently terminated, then, as of the date immediately prior to the date such Change in Control shall occur, any restricted stock or unexpired options held by the Executive (or his assignee) entitling the Executive (or his assignee) to purchase securities of the Company shall, notwithstanding any contrary provision in the agreement or plan pursuant to which such restricted stock or options were granted, become fully vested and all such options shall become exercisable as of such date and shall remain exercisable until the final stated expiration date of such options as set forth in the pertinent option agreement."

    (d) Section 5(i)(iii) of the Employment Agreement is hereby amended to read in its entirety as follows:

       "In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined (the 'REDUCED EXCISE TAX'), an amount (the 'GROSS-UP REPAYMENT') equal to the sum of (A) the difference of the Excise Tax Payment and the Reduced Excise Tax PLUS(B) an amount representing the difference between (1) the amount paid by the Company to the Executive to 'gross up' the Executive for taxes on payments made by the Company to the Executive in respect of the Excise Tax and (2) the amount which should have been paid to the Executive by the Company to "gross up' the Executive for taxes on payments made by the Company to the Executive in respect of the Reduced Excise Tax; provided, however, that in no event shall the Gross-Up Repayment exceed the actual aggregate cash refunds of, or cash reductions in, taxes paid by the Executive by virtue of paying the Gross-Up Repayment; and provided, further, that if such refunds or reductions are realized from time to time, the Executive shall make a repayment to the Company at the time of each such realization equal to the excess of the Gross-Up Repayment due after giving effect to such realization over the Gross-Up Repayment due immediately prior to giving effect to such realization. The Executive shall (1) take such actions with respect to taxes and tax returns as the Company may from time to time request in order to obtain such refunds and reductions, including, without limitation, by taking positions on tax returns and filing amended tax returns, (2) provide the Company with copies of all tax returns filed by the Executive which reflect such refunds or reductions or are otherwise requested by the Company in order to determine the Executive's compliance with the immediately preceding clause (1), (3) permit the Company to participate in any proceedings relating to such refunds and reductions and (4) take all such other actions as may be reasonably requested by the Company from time to time in connection with the realization of such refunds or reductions, including, without limitation, borrowing money from the Company (on terms and conditions reasonably satisfactory to the Executive and the Company, including,

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       without limitation, having the Company make the Executive whole, on an after-tax basis, for any interest costs) so that the payments made from time to time by the Executive to the Company hereunder maximize (to the extent reasonably possible) such refunds and reductions, the aggregate amount of such payments by the Executive not to exceed the Gross-Up Repayment (computed without regard to the provisos to the first sentence of this Section 5(i)(iii)); provided, however, that the Company shall bear and directly pay, or shall promptly reimburse the Executive for, all costs and expenses (including any additional penalties and interest) incurred by the Executive in connection with any actions taken or omitted by the Executive in accordance with instructions from the Company pursuant to this sentence, and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including any additional penalties and interest) imposed as a result of the Company's payment of such costs and expenses. In the event that the Excise Tax is subsequently determined to exceed the amount taken into account hereunder (including by reason of any payment the existence or amount of which could not be determined at the time of the Excise Tax Payment), the Company shall make an additional Excise Tax Payment in respect of such excess (together with any interest or penalties payable by the Executive with respect to such excess) at the time that the amount of such excess if finally determined, plus any additional taxes resulting from the payment to the Executive by the Company for such excess and the interest and penalties thereon. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Severance Benefits."

    (e) Section 5(i) of the Employment Agreement is hereby further amended by adding thereto, immediately at the end thereof, a new Section 5(i)(v) which shall read in its entirety as follows:

        "(v) The Executive shall give the Company written notice of any determination by the Executive, or any claim by any taxing authority, that he owes Excise Tax on any Severance Benefit. Such notice shall be given as soon as practicable but no later than ten (10) business days after the Executive makes such determination or is informed of such claim, and shall, to the extent the Executive has or may reasonably obtain such information, apprise the Company of the amount of such Excise Tax and the date on which it is required to be paid. If the Company gives the Executive written notice at least thirty (30) days prior to the due date for payment of such Excise Tax, or within ten (10) business days of having received the foregoing notice from the Executive (whichever is later), that it disagrees with or wishes to contest the amount of the Excise Tax, the Company and the Executive shall consult with each other and their respective tax advisors regarding the amount and payment of any Excise Tax. In the event there is a contest with any taxing authority regarding the amount of the Excise Tax, the Company shall bear and pay directly all costs and expenses (including additional interest, penalties and legal fees) incurred in connection with any such contest, and shall indemnify and hold the Executive harmless, on an after-tax basis, to the extent not otherwise paid hereunder, on (x) the Excise Tax Payment (including any interest and penalties with respect thereto) and (y) the Company's payment of the Executive's costs and expenses hereunder."

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    (f) Section 6(b) of the Employment Agreement is hereby amended to read in its entirety as follows:

       "The Executive shall not, at any time during the Employment Period and for a period of three years thereafter (i) engage or become economically interested as an owner (other than as an owner of less than 5% of the stock of a publicly owned company), stockholder, lender, provider (directly or indirectly, including, without limitation, by a gift of funds) of financing, partner, director, officer, employee, consultant or otherwise in any Competitive Business (as defined below) conducted in any Competitive Market Area (as defined below) or (ii) recruit, solicit for employment, hire or engage any employee of the Company or any person who was an employee of the Company within two (2) years prior to the date of termination. As used herein, the term 'COMPETITIVE BUSINESS' shall mean any business: (1) that is competitive with any business (A) which was conducted by the Company or any of its affiliated companies during the Employment Period or on the date of termination of Executive's employment hereunder or (B) which, on the date of such termination or during the twelve months immediately preceding such termination, the Company or any of its affiliated companies was actively investigating with a view to conducting or was actively pursuing a plan to conduct; and (2) from which the Company and such affiliated companies derive (or reasonably expect to derive) annual revenues of not less than $1,000,000. As used herein, the term 'COMPETITIVE MARKET AREA' shall mean any geographic market area
       (1) if the Company or any of its affiliated companies conducted business in such geographic market area during the Employment Period or on the date of termination of Executive's employment hereunder, or (2) if, on the date of such termination or during the twelve months immediately preceding such termination, the Company or any of its affiliated companies was actively investigating with a view to conducting business in such geographic market area or was actively pursuing a plan to conduct business in such geographic market area. The Executive acknowledges that these provisions (I) have been specifically bargained for by the Company and are supported by separate and specific consideration provided to him by the Company and (II) are necessary for the Company's protection and are not unreasonable, since he would be able to obtain employment with companies whose businesses are not competitive with those of the Company and its affiliated companies and would be able to recruit and hire personnel other than employees of the Company. The duration and the scope of these restrictions on the Executive's activities are divisible, so that if any provision of this paragraph is held or deemed to be invalid, that provision shall be automatically modified to the extent necessary to make it valid."

    (g) The Employment Agreement is hereby amended by adding thereto, at the end thereof, a new Schedule B which shall read in its entirety as set forth in Schedule B to this Amendment.

2.  MISCELLANEOUS.

    (a) The headings contained in this Amendment are for reference purposes only and shall in no way affect the meaning or interpretation of this Amendment. In this Amendment, as the context may require, the singular includes the plural and the singular, the masculine gender

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includes both male and female reference, the word "or" is used in the inclusive sense and the words "including," "includes," and "included" shall not be limiting.

    (b) This Amendment may be executed in duplicate counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one agreement.

    (c) Except as specifically amended hereby, the Employment Agreement shall remain unmodified unless and until it is further modified in accordance with the terms and conditions thereof, and the Employment Agreement, as amended hereby (the "AMENDED EMPLOYMENT AGREEMENT"), is hereby confirmed as being in full force and effect.

    (d) This Amendment and the Amended Employment Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the respective parties hereto in accordance with the terms and provisions of the Amended Employment Agreement.

    (e) This Amendment will be governed and construed in accordance with the law of Pennsylvania applicable to agreements made and to be performed entirely within such state, without giving effect to the conflicts of laws principles thereof.

    (f) The Company and the Executive each acknowledge and agree that this Amendment has been reviewed and negotiated by such party and its or his counsel, who have contributed to its revision, and the normal rule of construction, to the effect that any ambiguities are resolved against the drafting party, shall not be employed in the interpretation of it.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                          KEY ENERGY SERVICES, INC.

                                          By: /s/ David Breazzano
                                          --------------------------------------
                                          TITLE: Director

                                          /s/ FRANCIS D. JOHN
                                          --------------------------------------
                                          FRANCIS D. JOHN

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                                   SCHEDULE B
                       DEFINITION OF "CHANGE IN CONTROL"

    The occurrence of any of the following shall constitute a "Change in Control" of the Company:

        (a) If any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as from time to time in effect (the "Exchange Act"), or any successor provision), other than the Company, becomes the beneficial owner directly or indirectly of more than twenty-five percent (25%) of the outstanding Common Stock of the Company, determined in accordance with Rule 13d-3 under the Exchange Act (or any successor provision), or otherwise becomes entitled to vote more than twenty-five percent (25%) of the voting power entitled to be cast at elections for directors ("Voting Power") of the Company;

        (b) If the Company is subject to the reporting requirements of Section 13 or 15(d) (or any successor provision) of the Exchange Act, and any person (as defined in Section 3(a)(9) of the Exchange Act, or any successor provision), other than the Company, purchases shares pursuant to a tender offer or exchange offer to acquire Common Stock of the Company (or securities convertible into or exchangeable for or exercisable for Common Stock) for cash, securities or any other consideration, if after consummation of the offer, the person in question is the beneficial owner, directly or indirectly, of more than twenty-five percent (25%) of the outstanding Common Stock of the Company, determined in accordance with Rule 13d-3 under the Exchange Act (or any successor provision);

        (c) If the stockholders or the Board of Directors of the Company (the "Board") approve any consolidation or merger of the Company (i) in which the Company is not the continuing or surviving corporation unless such merger is with a subsidiary of the Company (a "Subsidiary") at least eighty percent (80%) of the Voting Power of which is held by the Company or (ii) pursuant to which the holders of the Company's shares of Common Stock immediately prior to such merger or consolidation would not be the holders immediately after such merger or consolidation of at least a majority of the Voting Power of the Company;

        (d) The stockholders or the Board shall have approved any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company; or

        (e) Upon the election of one or more new directors of the Company, a majority of the directors holding office, including the newly elected directors, were not nominated as candidates by a majority of the directors in office immediately before such election.

    As used in this definition of "Change in Control", "Common Stock" means the Common Stock, or if changed, the capital stock of the Company as it shall be constituted from time to time

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entitling the holders thereof to share generally in the distribution of all assets available for distribution to the Company's stockholders after the distribution to any holders of capital stock with preferential rights.

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